Exhibit 99.1

Reviva Pharmaceuticals Holdings, Inc. Reports Full Year 2022
Financial Results and Recent Business Highlights

- Topline data for pivotal Phase 3 trial evaluating brilaroxazine for the treatment of schizophrenia remains on track for mid-2023 –

- Completed majority of non-clinical and clinical prelaunch measures for brilaroxazine New Drug Application (NDA) submission –

- Positive clinical drug-drug interaction data reinforces a differentiated pharmacological and safety profile for brilaroxazine -

Cupertino, Calif., March 30, 2023 – Reviva Pharmaceuticals Holdings, Inc. (NASDAQ: RVPH) (“Reviva” or the “Company”), a clinical-stage pharmaceutical company developing therapies that seek to address unmet medical needs in the areas of central nervous system (CNS), respiratory and metabolic diseases, today reported financial results for the full year ended December 31, 2022 and summarized recent business highlights.

“2022 was a transformative year focused on preparing our next-generation treatment brilaroxazine for registrational approval in schizophrenia. In February, we initiated our RECOVER pivotal Phase 3 trial and activated multiple global sites across the United States, Europe, and Asia. We capped off the year with the completion of several clinical and nonclinical prelaunch studies to support our potential NDA submission, including positive clinical drug-drug interaction data reinforcing a differentiated pharmacological and safety profile for brilaroxazine,” said Laxminarayan Bhat, Ph.D., Founder, President, and CEO of Reviva. “In the year ahead, we look to build on this momentum with the anticipated topline Phase 3 RECOVER data mid-year. We are highly encouraged by the broad therapeutic potential of brilaroxazine and continue to explore strategic opportunities to support pipeline expansion into other neuropsychiatric and inflammatory conditions arising from underlying dysfunction in serotonin and dopamine signaling. We believe we are well-positioned to execute on our important near-term milestones.”

Full Year 2022 and Recent Business Highlights

Corporate Highlights

●

Patents issued expanding existing protection in key markets around the world including composition of matter patents for RP1208 in Canada and for brilaroxazine in Thailand, as well as a patent for brilaroxazine in Hong Kong for the treatment of pulmonary arterial hypertension (PAH)

●	Announced $8.5 million registered direct offering and concurrent private placement (September 2022)
●

Hosted key opinion leader webinar on brilaroxazine for schizophrenia and other neuropsychiatric disorders, featuring presentations by Leslie Citrome, MD (New York Medical College) & Larry Ereshefsky, PharmD (Apex Innovative Sciences) (May 2022)

Clinical Program Highlights

●	Over 50% of approximately 400 patients have been enrolled in the pivotal Phase 3 RECOVER study evaluating brilaroxazine for schizophrenia, in sites in the United States, Europe and Asia.
●	Completed studies required for NDA submission for brilaroxazine including:
o	Clinical absolute bioavailability, metabolism, and excretion study
o	Non-clinical study of interactions with drug transporters
o	Pharmacokinetics, metabolism, and excretion studies in mouse and dog
●	Reported positive data from clinical drug-drug interaction (DDI) study investigating the potential effect of CYP3A4 enzyme on brilaroxazine in healthy subjects (December 2022)
o	No clinically significant interaction when brilaroxazine is combined with a CYP3A4 inhibitor, reinforcing the favorable safety profile of brilaroxazine
●	First patient dosed in pivotal Phase 3 study and long-term safety trial evaluating brilaroxazine for the treatment of schizophrenia (February 2022)

Anticipated Milestones and Events

●	Topline data for pivotal Phase 3 trial evaluating brilaroxazine for the treatment of schizophrenia anticipated in mid-2023
●	May initiate Phase 2a studies in bipolar disorder, major depressive disorder, and attention deficit hyperactive disorder in second half 2023, subject to the receipt of additional financing
●	Pursue partnership opportunities for the development of our pipeline
●	Evaluate grant and other non-dilutive financing opportunities for our product candidates from Federal and State Healthcare Agencies and Foundations

Financial Results for 2022

For the year ended December 31, 2022, net loss was approximately $24.3 million, or $1.25 per share, compared to approximately $8.5 million, or $0.58 per share, for the year ended December 31, 2021.

As of December 31, 2022, the Company’s cash and cash equivalents totaled approximately $18.5 million compared to approximately $29.7 million as of December 31, 2021.

Reviva believes that based on the current operating plan and financial resources, the Company’s cash as of December 31, 2022 will be sufficient to fund our current operating plans through the third quarter of 2023.

About Reviva’s Lead Drug Candidate Brilaroxazine

Brilaroxazine (RP5063) is a new chemical entity with potent affinity and selectivity against key serotonin and dopamine receptors implicated in schizophrenia and its comorbid symptoms. In a multinational, multicenter, double-blind Phase 2 study in 234 patients with acute schizophrenia or schizoaffective disorder, brilaroxazine met its primary endpoint, reducing Positive and Negative Syndrome Scale (PANSS) total score and demonstrating statistically significant improvements for secondary endpoints evaluating social functioning, and positive and negative symptoms, and directional improvements for depression and cognition. In this completed Phase 2 study, brilaroxazine met all safety endpoints with no weight gain, no increase in blood sugar and lipids, and no cardiac or endocrine adverse effects compared to placebo. A full battery of regulatory compliant toxicology and safety pharmacology studies has been completed for brilaroxazine. The U.S. Food and Drug Administration (FDA) has agreed to consider a potential superior safety label claim if there is a positive outcome on a relevant endpoint in a pivotal Phase 3 study in patients with schizophrenia. Reviva intends to develop brilaroxazine for other neuropsychiatric indications including bipolar disorder, major depressive disorder (MDD) and attention-deficit/hyperactivity disorder (ADHD).

Additionally, brilaroxazine has shown promising efficacy for pulmonary arterial hypertension (PAH) and idiopathic pulmonary fibrosis (IPF) with mitigation of lung fibrosis and inflammation in translational animal models. Reviva believes brilaroxazine has the potential to delay disease progression in PAH and IPF and intends to develop brilaroxazine for these pulmonary indications. Brilaroxazine has already received Orphan Drug Designation by the U.S. FDA for the treatment of these conditions.

To learn more about the clinical and preclinical data available for brilaroxazine, please visit revivapharma.com/publications.

About Reviva

Reviva is a clinical-stage biopharmaceutical company that discovers, develops and seeks to commercialize next-generation therapeutics for diseases representing unmet medical needs and burdens to society, patients, and their families. Reviva’s current pipeline focuses on the central nervous system, respiratory and metabolic diseases. Reviva’s pipeline currently includes two drug candidates, brilaroxazine (RP5063) and RP1208. Both are new chemical entities discovered in-house. Reviva has been granted composition of matter patents for both brilaroxazine and RP1208 in the United States (U.S.), Europe, and several other countries.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act, as amended, including those relating to the timing of data and other information related to the Company’s RECOVER Phase 3 trial, cash runway, product development, clinical and regulatory timelines and expenses, market opportunity, ability to raise sufficient funding, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential, “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Corporate Contact:

Reviva Pharmaceuticals Holdings, Inc.

Laxminarayan Bhat, PhD

www.revivapharma.com

Investor Relations Contact:

LifeSci Advisors, LLC

Bruce Mackle

bmackle@lifesciadvisors.com

REVIVA PHARMACEUTICALS HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2022	2021
Assets
Cash and cash equivalents	$18,519,856	$29,687,944
Prepaid expenses and other current assets	403,819	1,716,057

Total Assets	$18,923,675	$31,404,001

Liabilities and Stockholders' Equity

Liabilities
Accounts payable	$3,520,271	$509,583
Accrued expenses and other current liabilities	2,519,569	1,835,228
Total current liabilities	6,039,840	2,344,811
Warrant liabilities	567,439	372,730
Total Liabilities	6,607,279	2,717,541

Commitments and contingencies (Note 10)

Stockholders' equity
Common stock, par value of $0.0001; 115,000,000 shares authorized; 20,447,371 and 14,433,286 shares issued and outstanding as of December 31, 2022, and December 31, 2021, respectively	2,045	1,443
Additional paid-in capital	103,485,612	95,516,986
Accumulated deficit	(91,171,261)	(66,831,969)
Total stockholders' equity	12,316,396	28,686,460

Total Liabilities and Stockholders' Equity	$18,923,675	$31,404,001

REVIVA PHARMACEUTICALS HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2022 and 2021

	Year Ended December 31,
	2022	2021
Operating expenses
Research and development	$18,947,874	$4,851,602
General and administrative	5,358,734	5,252,911
Total operating expenses	24,306,608	10,104,513
Loss from operations	(24,306,608)	(10,104,513)
Other income (expense)
(Loss) gain on remeasurement of warrant liabilities	(194,709)	1,591,055
Interest and other income (expense), net	182,802	(2,414)
Total other (expense) income, net	(11,907)	1,588,641
Loss before provision for income taxes	(24,318,515)	(8,515,872)
Provision for income taxes	20,777	6,004
Net loss	$(24,339,292)	$(8,521,876)

Net loss per share:
Basic and diluted	$(1.25)	$(0.58)

Weighted average shares outstanding
Basic and diluted	19,516,479	14,790,843